                                                                    EXHIBIT 10.8

                          CONTRACT OF PURCHASE AND SALE

      THIS CONTRACT OF PURCHASE AND SALE (this "Contract") is made and entered into as of the "Effective Date" (as hereinafter defined) by and between ECHELON INTERNATIONAL CORPORATION, a Florida corporation, its successors, successors-in-title and assigns (hereinafter referred to as "Seller"), and REGENERATION TECHNOLOGIES, INC., a Florida corporation, its successors and assigns (hereinafter referred to as "Buyer").

                                   WITNESSETH:

      That for and in consideration of the mutual promises and covenants herein contained and the mutual advantages accruing to Seller and Buyer, it is covenanted and agreed by Seller and Buyer as follows:

      1. Property. Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, for the price and upon the terms and conditions hereinafter set forth, that certain real property located within the Replat of Progress Center, Plat Book P, Page 48, as recorded in Alachua County, Florida, the general descriptions of which are more particularly described on Exhibit "A" (consisting of approximately 6.19 acres, more or less) ("Land"), together with the following:

      (a) All building and other improvements located on the Land ("Buildings");

      (b) All of Seller's right, title and interest in and to all appliance, fixtures, equipment, machinery, furniture, carpet, drapes and other personal property, if any, located on or about the Land and the Building, or used exclusively in the operation and maintenance thereof ("Tangible Personal Property");

      (c) All of Seller's right, title and interest in and to all of the service or maintenance contracts as set forth in Exhibit "B" attached hereto and made a part hereof ("Service Contracts");

As used in this Contract, the Land and the Buildings are collectively referred to herein as the "Real Property" and the Real Property, Leases, Tangible Personal Property, and Service Contracts. is collectively referred to herein as the "Property."

      2. Deposit. Not later than 5:00 P.M. on January 31st, 2000, Buyer shall deliver to Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, P.A., as escrow agent (hereinafter called "Escrow Agent"), the sum of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), which sum, together with all interest earned thereon, is hereinafter collectively referred to as the "Deposit" and shall be held in escrow by Escrow Agent in an interest-bearing account and in accordance with the terms of this Contract. Escrow Agent shall notify Seller upon its receipt of the Deposit. In the event that the Deposit has not been so paid in the manner and by the time aforesaid (time being of the essence), this Contract, at the option of Seller, shall immediately become null and void, and of no further force or effect.

      3. Price and Terms. The purchase price ("Purchase Price") to be paid for the Property shall be the sum of THREE MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($3,600,000.00). The Purchase Price shall be payable to Seller at Closing as follows:

            (A) The Deposit shall be paid to Seller and credited to Buyer against the Purchase Price;

            (B) At time of closing, Buyer shall pay to the Seller the remaining Purchase Price (or such greater or lesser amount as may be required by the credits, prorations and adjustments provided in this Contract) by wire transfer of immediately available funds.

      4. As Is.

            (a) EXCEPT AS EXPRESSLY PROVIDED HEREIN BUYER ACKNOWLEDGES AND AGREES THAT THE PURCHASE AND SALE OF THE PROPERTY CONTEMPLATED BY THIS CONTRACT IS AND WILL BE MADE ON AN "AS-IS" BASIS, WITH ALL FAULTS, PATENT AND LATENT, AND WITHOUT RELIANCE UPON ANY REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, HABITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, GOOD, FAIR OR ADEQUATE CONDITION OR REPAIR OR GOOD, WORKMANLIKE CONSTRUCTION, OR WARRANTIES OR REPRESENTATIONS AS TO MATTERS OF TITLE (EXCEPT FOR WARRANTIES CONTAINED IN THE SPECIAL WARRANTY DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITIONS, PROPERTY VALUE, OPERATING HISTORY, INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS, OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROPERTY. IN ADDITION TO AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING SENTENCE, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS CONTRACT, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER AS TO (I) THE NATURE OR CONDITION OF THE SOILS, GEOLOGY OR ANY GROUNDWATER ON THE REAL PROPERTY; (II) THE DRAINAGE OF OR RELATING TO THE REAL PROPERTY; (III) THE CONDITION OR REPAIR OF THE REAL PROPERTY INCLUDING ANY IMPROVEMENTS THEREON;
(IV) THE NATURE OR SUITABILITY OF ANY ZONING, LAND USE PLAN CLASSIFICATION, OR EXISTING GOVERNMENTAL PERMITS, LICENSES OR APPROVALS; (V) THE FINANCIAL POSITION OR NET OPERATING INCOME OF THE REAL PROPERTY, INCLUDING THE REVENUES AND EXPENSES THEREOF; OR, (VI) THE PRESENCE OR ABSENCE OF ANY HAZARDOUS OR TOXIC SUBSTANCES OR MATERIALS, WASTES, POLLUTANTS, CONTAMINANTS, OIL OR PETROLEUM PRODUCTS ON, UNDER OR WITHIN THE REAL PROPERTY OR ON, UNDER OR WITHIN ANY LAND,


                                       2.

IMPROVEMENTS, WATERCOURSE OR BODY OF WATER NEAR THE REAL PROPERTY. Buyer REPRESENTS THAT IT IS A KNOWLEDGEABLE Buyer OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF Buyer'S CONSULTANTS, AND THAT PRIOR TO CLOSING, BUYER WILL HAVE HAD A FULL AND FAIR OPPORTUNITY TO COMPLETE ALL INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF AS IT DEEMS NECESSARY, AND SHALL RELY UPON SAME, AND UPON CLOSING, SHALL ASSUME THE RISK OF ALL ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS.

            (b) By its acceptance of the Deed to the Real Property at the Closing, Buyer shall be conclusively deemed to have acknowledged and agreed that
(i) any information or materials furnished to Buyer by Seller are provided as an accommodation and Buyer acknowledges and agrees that Seller does not warrant, represent or guarantee the accuracy or completeness of any documents, information or item (other than copies of the Service Contracts) provided by Seller or Seller's agent to Buyer, and that Seller will not be liable or responsible for any errors, omissions or inaccuracies contained in any document, information or item prepared by any party or entity, other than copies of the Service Contracts and documents executed and delivered by Seller to Buyer at Closing, and then only strictly in accordance with the terms of such closing documents; and (ii) Buyer has relied solely on its independent investigations and inspections and the documents to be delivered by Seller at closing in making the decision to purchase the Property. The provisions of this Paragraph 4 shall survive the Closing.

      5. New Lease. Buyer and Seller each agree, prior to Closing, to enter into an amended and restated lease pertaining to space leased and to be leased to Buyer at 13709 Progress Boulevard ("Progress Building"). The amended and restated lease shall be in substitution of any and all existing lease agreements between Buyer, as tenant, and Seller, as landlord, pertaining to Suites 130, 135, 1-7, 113 and 144 in the Progress Building, and shall provide the following terms and conditions. Suites 130, 135, 1-7. 113 and 144, comprising of approximately 7,492 rentable square feet, together with an additional 4,242 rentable square feet located on or within the areas known as Suites No. 102 and 118, (and, at tenant's option, up to an additional 4,260 rentable square feet of space in the Progress Building, to the extent available) shall be leased to tenant for a term that shall expire two (2) years from the date of the amended and restated lease, at the rental rate of $15.00 per rentable square foot (gross), all in its "as-is" condition, for office use and such other use approved by landlord that will not require additional leasehold modifications and building penetrations to the existing space. Tenant shall not have the right to make any modifications or alterations to the premises. without the consent of the landlord. Tenant shall also furnish the landlord with a security deposit equal to one month's rent of the existing and additional space (or $14,667.50). All other terms and conditions shall be substantially similar to the terms and conditions of the lease governing Buyer's leased space at Innovation Drive.


                                       3.

      6. Title Insurance. Within ten (10) days after the Effective Date, Seller shall, at Seller's sole expense, furnish Buyer with a written commitment for the issuance of an owner's policy of title insurance (ALTA Form B policy) on the Real Property (the "Commitment") in the full amount of the Purchase Price, issued by Lawyers Title Insurance Corporation ("Title Company"). If the Commitment contains any exceptions that are not acceptable to Buyer in the exercise of Buyer's sole discretion (other than the matters set forth in Exhibit "C" attached hereto and incorporated by reference herein ("Existing Exceptions")), then Buyer shall notify Seller in writing of such exceptions within ten (10) days of its receipt of the Commitment (any such exceptions of which Buyer gives Seller written notice within such ten (10) day period as aforesaid being hereinafter defined as "Unauthorized Exceptions"); provided, however, in no event (i) shall Seller have any obligation to undertake to cure, remove or modify any of such Unauthorized Exceptions. The Existing Exceptions, together with any other exceptions to which Buyer does not object within such ten (10) day period as aforesaid, shall constitute "Permitted Exceptions" hereunder, and Buyer shall be conclusively deemed to have waived its right to object thereto. Seller shall have until the date of the Closing in which to cause Title Company to remove any Unauthorized Exceptions.

      If Seller shall fail to cause any Unauthorized Exceptions to be removed within the time period aforesaid, then: (a) Buyer may, at its option, elect to terminate this Contract and to secure the return of the Deposit, whereupon this Contract shall be null and void and, except as otherwise provided by Paragraph 5 hereof, Seller shall have no further obligations or liabilities hereunder; or
(b) Buyer may elect to close the purchase and sale of the Property in the same manner as if no such Unauthorized Exceptions had arisen, without diminution in the Purchase Price, in which case such Unauthorized Exceptions shall be deemed to be a Permitted Exception. The immediately preceding sentence sets forth the sole remedies of Buyer in the case of Seller's failure to cure any Unauthorized Exceptions. Within a reasonable period of time following closing the title insurance policy insuring Buyer's title to the Property. in the form prescribed by the Commitment, shall be delivered to Buyer.

      7. Survey. Seller has previously delivered to Buyer a survey of the Real Property and other adjacent lands dated as of September 9, 1999, prepared by Eng, Denman & Associates, Inc., bearing Project Number 99-299 ("Existing Survey"). Buyer, at Buyer's expense, shall have ten (10) days from and after the Effective Date to have the Existing Survey modified, updated and recertified to Buyer, Seller, and the Title Company ("Updated Survey"), which Updated Survey shall show the boundaries and legal description of the land depicted on the attached Exhibit "A", certify as to the actual number of acres contained within the perimeters of the Land, and meet the minimum technical standards set forth by Chapter 61G17-6, Florida Administrative Code, and the requirements of Section 627.7842, Florida Statutes ("Standards"), to enable the Title Company to delete or modify the standard survey exception set forth in the Title Commitment. The Surveyor shall (a) show all encroachments, ground improvements, easements reflected on Exhibit "C" or otherwise shown on the Commitment or otherwise visible to Surveyor, the flood zone designation of the Real Property and all ground improvements affecting the Real Property necessary to comply with the Standards. In the event that either the Survey shows any encroachments of and improvements upon, from, or onto the Real Property, or an easement not disclosed by the Permitted Exceptions, or shows any evidence of use which indicates that an unrecorded easement may exist


                                       4.

except as may be disclosed by the Permitted Exceptions or otherwise acceptable to Buyer, in Buyer's sole discretion, Buyer shall deliver written notice to that effect to Seller upon the later of (i) the expiration of the Inspection Period, or (ii) five (5) days following delivery of the Updated Survey. Seller shall have the same option to cure and curative period with respect to objections to the Updated Survey as is described in Paragraph 6, above. If Buyer fails to deliver written notice to Seller of any survey defects within such survey review period, Buyer shall be deemed to have waived any Survey defects.

      8. Property Sold "As-Is"; Disclaimer of Warranties. Except as expressly provided in this Contract, Seller makes no representations or warranties of any kind whatsoever to Buyer. Buyer acknowledges and agrees as follows:

      (a) Reliance on Own Investigations. Buyer hereby acknowledges and agrees that has been given the opportunity to inspect the Property as Buyer sees fit, and Buyer shall rely solely on such investigations and not on any information furnished by Seller in making Buyer's decision to purchase or not purchase the Property. Buyer further acknowledges and agrees that any information concerning the Property furnished by Seller was obtained from a variety of sources and that Seller did not and is not required to make any independent investigation or verification of any such information with respect to accuracy, completeness or any other matter.

      (b) Assumption of Risk. From and after the Closing, Buyer hereby assumes all risks associated with ownership of the Property and any defects that may be located thereon or associated therewith of any the or nature whatsoever, and Buyer shall be solely responsible for and shall indemnify, protect, defend and hold Seller harmless from, all costs (including attorneys fees and court costs), expenses and all other claims incurred in or associated with such ownership and with the presence, removal or repair of any such defect. The foregoing indemnity shall not apply to any claims against Seller by third parties which accrue prior to the Closing.

      (c) General Release and Waiver. Buyer acknowledges and agrees that the unconditional "as is" nature of this transaction is a material inducement to Seller to enter into this Contract and to sell the Property to Buyer at the Purchase Price and upon the other terms and conditions set forth herein. As further consideration and material inducement to Seller, Buyer, on behalf of its principals, agents, successors and assigns, forever releases and discharges Seller, and Seller's officers, directors, shareholders, principals, agents, successors and assigns, from and against all claims, causes of action, losses, costs, damages, liabilities, and expenses of any kind which Buyer or any such other persons may now or at any time hereafter incur or realize in any manner from the Property, this Contract, and/or any matter arising herefrom or from the transactions contemplated hereby. Buyer has consulted with independent counsel of its choice regarding this Contract and the foregoing release and is knowingly and voluntarily entering into this Contract and agreeing to each provision hereof.


                                       5.

The provisions of this Paragraph 8 shall survive the Closing.

      9. Closing Date. The Closing shall take place at the offices of Darryl A. Tompkins, P.A. in Alachua County, Florida, on March 30, 2000, time being of the essence.

      10. Closing Costs. Seller shall pay the premium for the owner's title insurance policy and all search costs incidental to issuance of the Commitment, and for documentary stamps on the deed. Buyer shall pay for the Updated Survey, and any required updates thereto, for recording the deed, and any additional title insurance endorsements requested by Buyer. Seller and Buyer shall each pay their own attorneys' fees and legal assistants' fees in connection with negotiating and closing this transaction.

      11. Seller's Closing Documents and Deliveries.

            (a) The Special Warranty Deed from Seller conveying the Property to Buyer, subject to the lien for real property taxes and assessments for the year of closing and subsequent years, the rights of parties in possession under unrecorded leases, and the Permitted Title Exceptions, together with the Florida Department of Revenue Form D-219;

            (b) An affidavit of an appropriate officer of Seller to permit the deletion of the construction lien exception and the "gap" exception from the Title Commitment and final title insurance policy, and to replace the parties in possession exception with the rights of tenants in possession under the Leases in effect as of Closing.

            (c) Closing statements;

            (d) A non-foreign affidavit as contemplated by 26 USCS Section 1445, as amended (the "FIRPTA Affidavit");

            (e) a Termination of the existing Lease between Seller and Buyer, together with the security deposits in Seller's possession, in form reasonably acceptable to Seller ("Lease Termination");

            (f) Originals of the Service Contracts, which Service Contracts shall be all of the Service Contracts set forth in Exhibit "B" attached hereto, together with letters to each service contractor from Seller advising each of them of the sale of the Property and, the transfer of its contract;

            (g) A Bill of Sale conveying all of Seller's right, title and interest in and to the Tangible Personal Property, in its "AS-IS, WHERE-IS" condition, without representation or warranty of fitness or condition;

            (h) Possession of the Property.


                                       6.

      12. Buyer's Closing Documents and Deliveries. At Closing, Buyer shall deliver to Seller the following:

            (a) The balance of the Purchase Price as provided in Section 3 of this Contract, subject to prorations provided for in this Contract;

            (b) Closing statements;

            (c) A Lease Termination Agreement.

      13. Representations and Warranties of Buyer.

            In the event Buyer assigns its rights under this Contract to a corporation or a limited liability company, Buyer shall then represent and warrant to Seller, at the time of such assignment, that it is a duly organized Florida limited liability company or corporation, validly existing and in good standing, and is duly authorized and has all requisite power and authority to execute this Contact and to consummate the transactions contemplated herein.

      14. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that:

            (a) Seller is a duly organized Florida corporation, validly existing and in good standing, and is duly authorized and has all requisite power and authority to execute this Contract and to consummate the transactions contemplated herein. Seller further represents and warrants that the officer of Seller who is executing this Contract and the documents to be delivered by Seller at Closing has been duly authorized to do so by all necessary corporate action of Seller. Seller's execution of this Contract and the performance by Seller of its obligations hereunder do not and will not violate or breach any document, instrument, agreement, order, rule, or regulation by which Seller or the Property is bound or subject. If and to the extent, Seller transfers the Property and assigns this Contract to a third party ("Assignee") prior to the closing, Seller shall cause this representation and warranty to be restated, as appropriate, for the status of the Assignee.

            (b) There are no suits, actions or proceedings pending against or affecting Seller which may in any way adversely affect the Property or the transaction provided herein; before or by any court or administrative agency or officer, or, to Seller's knowledge, threatened, and, to Seller's knowledge, Seller is not in default with respect to any judgment, order, writ, injunction, rule or regulation of any court, or governmental agency to which it may be subject, in any way that may adversely affect the Property or the transaction provided herein.

            (c) Seller represents and warrants that it has complete and fall authority to convey to Buyer the Property unencumbered by any right of first offer or right of first refusal.


                                       7.

            (d) There are no pending or, to Seller's knowledge, threatened actions or proceedings to condemn all or any portion of the Property.

            (e) To Seller's knowledge, except as disclosed on the attached Exhibit "D" and except as may be disclosed in that certain report prepared by Matrix Compliance Services, Inc., dated as of August 19, 1999, no Hazardous Materials (as hereinafter defined) have ever been dumped, discharged or otherwise disposed of nor are any of the same located on the Property. The term "Hazardous Materials" as used herein includes hazardous materials, hazardous wastes, hazardous or toxic substances, polychlorinated biphenyls or related or similar materials, or any other substance or material in such quantities as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), Chapter 376, Florida Statutes, and in the regulations adopted and publications promulgated pursuant thereto.

            (f) The Property is part of a development of regional impact development order, entitled "Progress Center Development of Regional Impact". To Seller's knowledge, except as may be disclosed in that certain Memorandum dated August 17, 1999, prepared by Nancy G. Linnan of Carlton Fields ("DRI Memo"), the Property is in material compliance with all Progress Center DRI, as amended. To Seller's knowledge, the Property is not vested against concurrency on certain regional facilities, and that such concurrency is determined as such time an owner of the Property or any portion thereof, seeks a building permit, as more particularly set forth in the DRI Memo. The current zoning classification of the Property will permit all of the uses granted to the Property under the Progress Center DRI, as amended, including PUD zoning classification.

            (g) As of the Effective Date, there are no leases or service contracts affecting the Real Property or any portion thereof which will survive the Closing, other than the Service Contacts. There are no management contracts that affect the Property that will survive the Closing.

As utilized in this Paragraph 11, the term "Seller's knowledge" shall mean the actual present knowledge of Darryl A. LeClair, Sandy Burgess, and Mark Stroud, without having conducted any independent investigation, inquiry or review.

It shall be a condition to Buyer's obligations hereunder that the foregoing covenants and representations of Seller shall be true as of the date of Closing. The foregoing representations of Seller shall survive the Closing, provided that any action or claim based upon the failure of the representations or warranties set forth hereinabove must be commenced within six months following the Closing. In the event that Seller has made a representation herein which, at the time and in the light of circumstances under which it is made, is false or misleading with respect to any material fact,


                                       8.

or omits to state any material fact necessary in order to make any statement contained therein not false or misleading in any material respect, and Buyer has knowledge of such misrepresentation prior to Closing, then Buyer, as Buyer's sole remedy, may elect to terminate this Contract whereupon the Deposit shall be returned to Buyer. In the event any of Seller's representations or warranties shall prove to be false or incorrect and Buyer becomes aware of such false or incorrect representations after Closing and within the time period provided in this Section 14, Buyer shall have the right to collect from Seller its actual damages on account thereof up to a maximum of Fifty Thousand and 00/100 Dollars ($50,000.00).

      15. Affirmative Covenants of Seller.

            (a) From and after the expiration of the Inspection Period until Closing, Seller shall not execute or record any leases or modifications thereto, or any mortgages or liens encumbering the Real Property, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed. Seller reserves the right, in its usual and customary course of business, to amend, modify or terminate any of the Leases or to enter into new Leases during the Inspection Period, and Seller agrees to deliver to Buyer copies of any such instruments within two (2) business days following the full execution of such instruments, but in all cases prior to the expiration of the Inspection Period.

            (b) Seller agrees to continue to maintain the Property and all of its improvements, parking areas and landscaping in the same fashion and condition as in existence as of the Effective Date.

            (c) Seller agrees to immediately notify Buyer in the event Seller receives any written notice of the commencement of any legal action or proceeding that affects the Property or the transaction contemplated by this Agreement, or in the event that Buyer receives written notification that the Property is not in compliance with any applicable governmental rule or regulation.

            (d) Seller shall maintain the Property in material compliance with the Declaration.

      16. Affirmative Covenants of Buyer.

            (a) Buyer acknowledges and understands that the chiller system located within the Building located on the Real Property also serves to furnish the chilled water to building located in the commercial park and owned by Seller. In addition, the pump and irrigation wells to furnish irrigation to portions of landscaping to portions of the commercial park are also located on the Real Property. Buyer also acknowledges that Seller has entered into a contract to sell the remainder of the commercial park to Phil Hawley or its assigns. Buyer acknowledges and agrees that it shall negotiate, in good faith, with either Seller or Seller's successors-in-title, an agreement to permit and maintain the continuing chilled water service to the adjacent other building(s) in the park in


                                       9.

exchange for a commercially reasonable fee, and to grant an easement to Seller or its successor-in-title or assign for the maintenance, replacement, repair and operation of the irrigation system so located on the Real Property.

      17. Conditions to Closing. The respective obligations of the parties to consummate the Closing is subject to the satisfaction of each of the following conditions prior to Closing:

      (a) Seller shall have obtained and delivered to Buyer a letter or certificate from the City of Alachua or other governmental agency having jurisdiction over the Property that the Property is in material compliance with the Progress Center DRI. In addition, if so required by the terms of the Progress Center DRI, Buyer shall be approved as an acceptable developer by such agency having jurisdiction thereover.

      (b) Seller shall not have received any written notice from any governmental agency of any pending or threatened condemnation or taking, or that the Property is in violation of any applicable code, rule or ordinance.

      (c) Seller and Phil Hawley shall have entered into an amendment to the Hawley Contract to release the Property subject to the terms of this Contract from the terms and conditions of the Hawley Contract.

In the event that any of the above-stated conditions have not been or are not fulfilled at or prior to Closing, then either party may terminate this Agreement, whereupon the Deposit shall be refunded to Buyer and all rights and obligations arising hereunder shall cease.

      18. Buyer's Default. If Buyer fails to consummate the purchase and sale of the Property in accordance with the terms and conditions of this Contract, then the Deposit shall be delivered by Escrow Agent to and retained by Seller as agreed to and liquidated damages, and in full settlement of all claims by Seller for such failure. This shall be Seller's sole remedy in the event of Buyer's breach or default hereunder.

      19. Seller's Default. If Seller defaults in the performance of its obligations under this Contract, then, at the option of Buyer, (a) Buyer may terminate this Contract and, upon such termination, Buyer shall be entitled, on demand, to the return of the Deposit paid by Buyer, or (b) Buyer shall have only the right of specific performance without diminution in the Purchase Price. These shall be the sole remedies of Buyer in the event of Seller's breach or default hereunder.

      20. Damage or Destruction. Seller agrees to provide Buyer with prompt written notice of any damage to or destruction of the Property of which Seller has knowledge. In such event the parties' rights and obligations shall be as follows:

            (a) If the "Repair Cost" is ten percent (10%) of the Purchase Price or less, then (i) at Closing, Buyer shall accept the Property subject to such damage or destruction, (ii) the


                                      10.

      Purchase Price shall be reduced by the amount of the Repair Cost, and
      (iii) Seller shall retain the right to all proceeds of insurance. As used herein, the term "Repair Cost" means an estimate of the actual cost to repair the damage attributable to such damage or destruction and obtained by Seller within thirty (30) days following the event of damage or destruction from a reputable, licensed independent contractor selected by Seller and licensed to do business in the jurisdiction in which the Property is located.

            (b) If the Repair Cost exceeds ten percent (10%) of the Purchase Price, then either Buyer or Seller shall have the right to terminate this Contract, exercisable by giving written notice to the other party of such election within thirty (30) days after the determination of the Repair Cost, whereupon the Deposit shall be returned to Buyer with all interest accrued thereon. If neither party exercises such termination right, then
      (i) Buyer shall accept the Property at Closing subject to such damage or destruction, (ii) the Purchase Price shall be reduced by the amount of the Repair Cost, and (iii) Seller shall retain the right to all insurance proceeds.

      21. Attorneys' Fees. In the event either party is required to interpret or enforce this Contract against the other, the prevailing party in any litigation or other proceeding shall be entitled to recover, in addition to any other remedy, its reasonable attorneys' fees, legal assistants' fees and costs: and court costs, including those incurred on appeal and in bankruptcy or creditor's reorganization proceedings.

      22. Prorations. The following items shall be paid. apportioned, and prorated (based on the actual number of days in the month in which the Closing Date occurs, assuming the Closing occurs at 12:01 a.m. on the Closing Date) between Seller and Buyer:

            (a) Real property taxes for the then-current tax fiscal year shall be prorated based on the current year's tax, with full discount as permitted by law. If the current year's tax is not then available and the Closing occurs at a date when the current year's millage is not fixed and current year's assessment is available, taxes will be prorated based on such assessment and the prior year's millage. If the current year's assessment is not then available, taxes will be prorated on the prior year's tax, with full discount. Any tax proration based on an estimate, at request of either Buyer or Seller, may be readjusted after receipt of the tax bill. This provision shall survive the Closing.

            (b) All current installments for certified, confirmed, and ratified special assessment liens as of the Closing Date shall be paid by Seller, and the balance shall be assumed by Buyer. All liens for public improvements pending as of the Closing Date shall be assumed by Buyer.

            (c) Sums paid by Seller for fuel, water, and sewer service, and waste collection charges, and charges for electricity, telephone, and all other public utilities shall be prorated at Closing. Seller shall pay all utility bills in Seller's name that are due as of the Closing


                                      11.

      Date. Buyer shall arrange for utility service in Buyer's name to commence on the Closing Date. Utility deposits previously paid b Seller shall be returned to Seller.

            (d) Rents and refundable security deposit (which will be assigned to and assumed by Buyer and credited to Buyer at Closing). This subparagraph of this Contract shall survive the Closing and the delivery and recording of the Deed.

            (e) All other usual and customary expenses, revenues, assessments, and other proratable items associated with the ownership, maintenance and operation of the Property shall be prorated as of the Closing Date.

      23. Brokers. Seller hereby (i) warrants and represents to Buyer that it has had no dealings with any person or entity from which a valid claim for any brokerage commission or similar fee could arise in connection with this Contract or the transactions contemplated hereby; and (ii) agrees to defend. indemnify and hold Buyer harmless from and against any claim by any third parties for brokerage, commission, finders' or other fees relative to this Contract or the sale of the Property and alleged to be due by authorization of, or as a result of any actions taken by, Seller or its agents. together with any court costs, attorneys' fees or other costs or expenses arising therefrom. Buyer hereby (i) warrants and represents to Seller that it has had no dealings with any person or entity from which a valid claim for any brokerage commission or similar fee could arise in connection with this Contract or the transactions contemplated hereby; and (ii) agrees to defend, indemnify and hold Seller harmless from and against any claim by any third parties for brokerage, commission, finders' or other fees relative to this Contract or the sale of the Property and alleged to be due by authorization of, or as a result of any actions taken by, Buyer or its agents, together with any court costs, attorneys' fees or other costs or expenses arising therefrom. The representations, warranties and indemnification obligations set forth in this Paragraph shall survive the Closing.

      24. Condemnation. If at any time prior to the delivery of the executed Deed of conveyance to Buyer as herein provided, the Real Property or any portion thereof is taken by eminent domain, or if any preliminary steps in any taking by eminent domain of the Real Property any part thereof occurs prior to such deliver or recording, Buyer may, at its option, within ten (10) days after receipt of written notice of such fact from Seller, rescind this Contract, and upon such rescission all monies deposited by Buyer under the terms hereof, together with all interest earned thereon, shall be returned to Buyer upon demand and thereupon all rights and liabilities arising hereunder shall terminate. Seller shall notify Buyer in writing of any such taking by eminent domain and all steps preliminary thereto as soon as the Seller has knowledge thereof. In the event Buyer does not elect to rescind this Contract under such circumstances, Buyer shall be entitled to all proceeds received or to be received from any condemning authority, and Seller shall (i) pay to Buyer at closing all such proceeds received by Seller, and (ii) assign to Buyer at closing all such proceeds to be thereafter received from any condemning authority by instrument of assignment in form reasonably acceptable to Buyer.


                                      12.

      25. Entire Agreement. No agreements, representations or warranties, unless expressly incorporated or set forth in this Contract, shall be binding upon any of the parties. Neither the Closing hereunder nor any termination of this Contract shall extinguish or otherwise impair any indemnification obligations for which provision is made herein, regardless of whether or not the provision imposing any such obligation expressly so states. All of the covenants, warranties and representations set forth in this Contract shall be merged with the Deed and shall not survive Closing (or any termination of this Contract), unless and to the extent such covenant, warrant, and representation is expressly provided to survive such Closing or termination of this Contract.

      26. Successors and Assigns; Singular and Plural Usages. The covenants contained herein shall bind, and the benefits and advantages shall inure to, the respective successors and assigns of the parties hereto. Seller reserves the right to transfer the Property to a third party prior to closing, together with an assignment to and assumption by such third party, of all of the benefit and obligations of Seller under this Contract, whereupon Seller and Buyer each acknowledge and agree that Buyer shall look to both Seller and to such third party transferee for the performance and fulfillment of the obligations of the seller under this Contract. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

      27. Notification. Any notice, demand, consent, approval or other communication to be given to or served upon any party hereto, in connection herewith, must be in writing, and may be given by facsimile transmission, certified mail return receipt requested or guaranteed overnight delivery service. If a notice is delivered by United States Mail, it shall be deemed to have been given and received two (2) days following the deposit of a certified letter containing such notice, properly addressed, with postage prepaid, with the United States Mail. If delivered by facsimile transmission or by guaranteed overnight delivery service, it shall be deemed to have been given and received the same day that the notice is faxed or delivered into the custody of the overnight delivery service. If the notice is given otherwise than by certified mail, facsimile transmission or guaranteed overnight delivery service, it shall be deemed to have been given when delivered to and received by the party to whom it is addressed. Notices shall be given to the parties hereto at the following addresses:

      IF TO BUYER:      Regeneration Technologies, Inc.

      WITH A COPY TO:   Marvin W. Bingham, Jr., P.A.
                        14811 NW 140th St.
                        P.O. Box 1930
                        Alachua, FL 32616-1930
                        Attn: Marvin W. Bingham, Jr., Esquire
                        Telephone: (904) 462-5120
                        Telecopy: (904) 462-1996


                                 13.

      IF TO SELLER:     Echelon International Corporation
                        450 Carillon Parkway Suite 200
                        St. Petersburg, Florida 33716
                        Attn: Mark Stroud
                        Telecopy: (727) 803-8202

      WITH A COPY TO:   Trenam, Kemker, Scharf, Barkin, Frye, O'Neill, & Mullis,
                        Professional Association
                        101 East Kennedy Boulevard
                        2700 Barnett Plaza
                        Tampa, Florida 33602
                        Attn: Mary H. Quinlan, Esquire
                        Telephone: (813) 223-7474
                        Telecopy: (813) 229-6553

      Failure or refusal of Seller or Buyer to accept delivery of or to claim a notice that is required by the terms of this Contract to be received by the party for which intended will not invalidate such notice, and such notice will be effective and will be deemed received an the date of the refusal or failure to claim the notice by the party for which intended. Any party hereto may change its address for the service of notice hereunder by delivering written notice of said change to the other parties hereunder. Any notice required or permitted hereunder may be given by the attorney for a party to this Contract.

      28. Escrow Instructions. Escrow Agent shall incur no liability whatsoever in connection with its good faith performance as Escrow Agent hereunder. The parties hereby jointly and severally release and waive any claims they may have against Escrow Agent which may result from its performance in good faith of such function hereunder, specifically including, but not limited to, any delay in the electronic wire transfer of funds. In its capacity as Escrow Agent hereunder, Escrow Agent shall be liable only for loss or damage caused directly by its acts of gross negligence or intentional misconduct while performing the duties attendant thereto.

      In the event of any disagreement between the parties resulting in conflicting instructions to, or adverse claims or demands upon, Escrow Agent with respect to the release of any escrowed funds or documents, Escrow Agent may refuse to comply with any such instruction, claim or demand so long as such disagreement shall continue, and in so refusing Escrow Agent shall not be obligated to release such funds or documents. Escrow Agent shall not be or become liable in any way for its failure or refusal to comply with any such conflicting instructions, or adverse claims or demands, and it shall be entitled to continue to refrain from acting until such conflicting instructions, or adverse claims or demands (i) have been adjusted by agreement and Escrow Agent has been notified in writing thereof by the parties, or (ii) have finally been determined in a court of competent jurisdiction. In the alternative, Escrow Agent shall have the right to interplead the Deposit with the Clerk of the Circuit Court of Alachua County. Florida, and upon notifying both Seller and Buyer of


                                      14.

such action, all liability of Escrow Agent hereunder shall terminate, except to the extent of accounting for the Deposit.

      In the event of any suit between Seller and Buyer wherein Escrow Agent is made a party by virtue of acting as escrow agent hereunder, or in the event of any suit wherein Escrow Agent interpleads the Deposit, Escrow Agent shall be entitled to recover reasonable fees (including but not necessarily limited to fees for the services of attorneys and legal assistants) and costs incurred, with such fees and costs to be charged and assessed as court costs in favor of the prevailing party.

      Bu7yer acknowledges that Escrow Agent has acted as Seller's legal counsel in connection with the negotiation and preparation of this Contract, and agrees that Escrow Agent's capacity as escrow agent hereunder shall not disqualify Escrow Agent from representing Seller in connection with any matters evidenced or contemplated hereby or related hereto, including any litigation arising hereunder.

      29. Time. Time is of the essence of this Contract and of each of its provisions. Unless otherwise expressly provided in this Contract, any reference herein to time periods of fewer than seven (7) days will in the computation thereof exclude Saturdays, Sundays and all legal holidays. Notwithstanding any provision of this Contract to the contrary, any time period which ends on a Saturday, Sunday or legal holiday will automatically extend to 5:00 p.m. of the next full day which is not a Saturday, Sunday or legal holiday. Wherever used in this Contract, the term "Business Days" will mean Monday through Friday. excluding legal holidays as expressly so defined in Florida Statutes Chapter 683
(1997).

      30. Effective Date. The "Effective Date" shall be the date of the later of the execution date of this Contract by Seller and Buyer.

      31. Multiple Originals. This Contract may be executed in multiple counterparts, each of which shall be deemed for all purposes to be an original, but all of which shall constitute one and the same contract. At least one full executed original of this Contract shall be delivered to each of Seller, Buyer and Escrow Agent.

      32. Radon Gas. As required by applicable Florida statute, Seller hereby discloses to Buyer the following:

            Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.


                                      15.

      33. Controlling Law. This Contract shall be construed, governed, interpreted and enforced in accordance with the laws of the State of Florida.

      IN WITNESS WHEREOF, the parties hereto have set their hands and seals effective as of the later of the dates of execution hereof by Seller and Buyer.

Signed, sealed and delivered        SELLER:
in the presence of:
                                    ECHELON INTERNATIONAL
                                    CORPORATION, a Florida corporation


/s/ Sharon McBride                  By: /s/ Julio A. Maggi
--------------------------------       -----------------------------------------
                                        JULIO A MAGGI, Vice President


/s/ [ILLEGIBLE]                     Date: 31 JAN          , 2000
--------------------------------         -----------------
As to Seller


                                    BUYER


/s/ [ILLEGIBLE]                     By: /s/ [ILLEGIBLE]
--------------------------------       -----------------------------------------


/s/ [ILLEGIBLE]                     Date: 1/31/00         , 2000
--------------------------------         -----------------
As to Buyer


                                     JOINDER

      The undersigned Escrow Agent joins in the execution of this Contract to agree to comply with the obligations of Escrow Agent hereunder.

                                    TRENAM KEMKER SCHARF BARKIN FRYE
                                    O'NEILL & MULLIS, P.A.


                                    By: Mary H. Quinlan
                                       -----------------------------------------


                                      16.

                                   EXHIBIT "A"
                    [SKETCH OR LEGAL DESCRIPTION OF PROPERTY]
                            LEGAL DESCRIPTION - EB&TP

Parcel "C" of 'REPLAT OF PROGRESS CENTER' as per plat thereof recorded in Plat Book P, pages 48 and 49 of the Public Records of Alachua County, Florida.

                                    Exhibit B
                       Service and Maintenance Agreements
                      Echelon Business and Technology Park

--------------------------------------------------------------------------------------------------------------------
                                                                            30 Day   Termination
Vendor                      Description             Amount                  Clause       Date
--------------------------------------------------------------------------------------------------------------------
W W Gay Mechanical          Preventive Maint on
                            Mechanical Equipment    $7,492.00 per year      Yes      Oct-00
            (Applies to both - can easily be split)
--------------------------------------------------------------------------------------------------------------------
York International          Preventive Maint on
                            Bldg 2 Chillers         $4,860.00 per year      No       Feb-00
            Building 2 Only
--------------------------------------------------------------------------------------------------------------------
Premier Water               Chemical for Cooling
                            Towers                  $17,184.00 per year     Yes      9/15/00
            Applies to both - can be split
--------------------------------------------------------------------------------------------------------------------
Boone Waste                 Solid Waste disposal    $565.00 per month       No       Feb-00

            Building 1 Only
--------------------------------------------------------------------------------------------------------------------
Quality Carpet/Janitorial   Cleaning Service        $3,620.00 per month     Yes      Dec-99 (has been re bid but no
                                                                                            contract has been signed
            Building 1 Only                                                                 for 2000)
--------------------------------------------------------------------------------------------------------------------
Earthgroomers               Landscaping             $6,400.00 per month     Yes      Dec-99 (has been re bid but no
                                                                                            contract has been signed
            All properties - can be split                                                   for 2000)
--------------------------------------------------------------------------------------------------------------------
Jacksonville Sound          Alarm Monitoring        $75.00 per month        Yes      Until notice is given

            Can be split
--------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT "C"

                         [EXISTING PERMITTED EXCEPTIONS]

1. General or special taxes and assessments for the year of closing and all subsequent years.

2. "Progress Center Unit I Declaration of Covenants and Restrictions" dated March 19, 1985, and recorded in the Public Records of Alachua County, Florida, in Official Records Book 1588. Page 2207, as modified and amended by that certain First Amendment to Progress Center Unit 1 Declaration of Covenants and Restrictions dated February 12, 1990, and as further amended and modified pursuant to the terms of the "Second Amendment" recorded in O.R. Book 2161, Page 1701, all as recorded in the Public Records of Alachua County, Florida, in Official Records Book 1762, Page 1883, as joined in by Eye Research Laboratory, Inc., in that certain Joinder in Declaration and Restrictions dated March 18, 1985, and recorded in the Public Records of Alachua County, Florida, in Official Records Book 1588, Page 2205, (collectively, the "Declaration").

3. Any easements, restrictions or other matters as shown on the Replat of Progress Center, Plat Book P, Page 49, as recorded in Alachua County, Florida.

4. Easement from Context Development Company to City of Alachua, recorded in O.R. Book 1241, Page 113;

5. Terms and conditions of Agreement executed by and between Apalachee Development and the State of Florida D.C.A, recorded in O.R. Book 1605, Page 1374; amendment thereto recorded in O.R. Book 1617, Page 613;

6. Terms and conditions set forth in Notice of Development Order approving the Development of Regional Impact known as Progress Center recorded in O.R. Book 1692, Page 1378, as amended ("Progress Center DRI"):

7. Easement from Talquin Development Company, successor of Apalachee Development Company, to City of Alachua, Florida, recorded in O.R. Book 1668, Page 982;

8. Distribution Right of Way easement from Talquin Development Company to Clay Electric Cooperative, Inc. recorded in O.R. Book 1751, Page 1007;

9. Easement from Talquin Development Company to City of Alachua, recorded in O.R. Book 1822, Page 727;

10. Terms and conditions set forth in Drainage Easement Agreement recorded in O.R. Book 1830, Page 345;

11. Easement from Talquin Development Company to City of Gainesville recorded in O.R. Book 1870 Page 2987;

12. Easement from Talquin Development Company to the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida recorded in O.R. Book 1993, Page 358;

13. Public Utilities and Drainage Easement shown on the Progress Center Plat recorded in Plat Book M, Page 82;

14. Twenty (20) foot drainage easement set forth in Warranty Deed recorded in O.R. Book 1959;

15.   Rights of tenants under unrecorded Leases.

All recording in the public records of Alachua County, Florida

                                   EXHIBIT "D"

Seller advises Buyer that on or around 1990, some anti-freeze material was released from a chiller line. Seller voluntarily caused the removal of all of the contaminated soils to the county landfill. Seller advised the local office of environmental protection for Alachua County of the incident. A representative of the agency visited the site of the spill and verbally advised Seller of Its acceptance of the condition and clean-up.

ENG
  DENMAN &
    ASSOCIATES, INC.
--------------------------------------------------------------------------------
                        ENGINEERS o SURVEYORS o PLANNERS

February 17, 2000

Legal Description
For: Regeneration Technologies, Inc.

A portion of Government Lots 1 and 2 in Section 24, Township 8 South, Range 18 East, and being a portion of Replat of Progress Center as per plat thereof recorded in Plat Book "P", pages 48 and 49 of the Public Records of Alachua County, Florida; all lying and being in the City of Alachua, Alachua County, Florida and being more particularly described as follows:

Parcel C of Replat of Progress Center as per plat thereof recorded in Plat Book P, pages 48 and 49 of the Public Records of Alachua County, Florida.

Containing 6.20 acres (269,847 square feet), more or less.


             2404 NW 43RD STREET o GAINESVILLE, FLORIDA 32606-6602 o
                    TEL. (352) 373-3541 o FAX (352) 373-7249

ENG
  DENMAN &
    ASSOCIATES, INC.
--------------------------------------------------------------------------------
                        ENGINEERS o SURVEYORS o PLANNERS

February 17, 2000

Legal Description
For: Regeneration Technologies, Inc.

A portion of Government Lots 1 and 2 in Section 24, Township 8 South, Range 18 East, and being a portion of Replat of Progress Center as per plat thereof recorded in Plat Book "P", pages 48 and 49 of the Public Records of Alachua County, Florida; all lying and being in the City of Alachua, Alachua County, Florida and being more particularly described as follows:

PARCEL 1:

Commence at the northwest corner of Parcel C of Replat of Progress Center as per Plat thereof recorded in Plat Book "P", pages 48 and 49 of the Public Records of Alachua County, Florida and run thence North 87(degree)15'29" East along the northerly boundary of said Parcel C, a distance of 135.00 feet; thence South 49(degree)23'12" East along said northerly boundary, a distance of 100.76 feet to the POINT OF BEGINNING (#1); thence continue South 49(degree)23'12" East along said northerly boundary, a distance of 279.24 feet; thence North 70(degree)36'48" East along said northerly boundary, a distance of 23.73 feet to a point on the northwesterly right-of-way line of Innovation Drive (100' R/W), said point being hereinafter referred to as Point A and being on the arc of a curve concave northwesterly and having a radius of 200.00 feet; thence northeasterly along the arc of said curve and along said northwesterly right-of-way line through a central angle of 27(degree)56'18", an arc distance of 97.52 feet to the end of said curve, said arc being subtended by a chord having a bearing and distance of North 56(degree)38'39" East, 96.56 feet; thence North 42(degree)40'31" East, along said northwesterly right-of-way line, a distance of 377.75 feet to a point at the intersection of said northwesterly right-of-way line with the southerly right-of-way line of Research Circle (80' R/W), said point being on the arc of a curve concave southwesterly and having a radius of 560.00 feet; thence northwesterly along the arc of said curve, and along said southerly right-of-way line, through a central angle of 32(degree)05'54", an arc distance of 313.73 feet to the end of said curve, said arc being subtended by a chord having a bearing and distance of North 68(degree)29'48" West, 309.64 feet; thence North 84(degree)32'45" West along said southerly right-of-way line, a distance of 256.00 feet to a point at the northeasterly corner of that certain parcel of land as described in Official Records Book 2264, pages 2522 et seq. of said Public Records; thence South 05(degree)27'15" West along the easterly boundary of said parcel (OR 2264, pgs 2522 et seq.), a distance of 296.09 feet to the POINT OF BEGINNING.

TOGETHER WITH:

Commence at Point A as described above and run thence South 19(degree)23'12" East, along the easterly boundary of said Parcel C of Replat of Progress Center, and along the southwesterly end of the


             2404 NW 43RD STREET o GAINESVILLE, FLORIDA 32606-6602 o
                    TEL. (352) 373-3541 o FAX (352) 373-7249
right-of-way of Innovation Drive (100' R/W), a distance of 100.00 feet to a point on the southeasterly right-of-way line of said Innovation Drive and the POINT OF BEGINNING (#2); thence South 70(degree)36'48" West along the easterly boundary of said Parcel C, a distance of 23.73 feet; thence South 10(degree)36'48" West along said easterly boundary, a distance of 478.17 feet to a point on the southerly boundary of said Parcel C; thence North 79(degree)23'12" West along said southerly boundary, a distance of 64.00 feet; thence North 13(degree)16'55" West along said southerly boundary, a distance of
86.41 feet; thence North 79(degree)23'12" West, a distance of 290.65 feet to the southwesterly corner of said Parcel C; thence South 02(degree)55'52" West, a distance of 624.31 feet to a point on the northerly right-of-way line of Research Circle (80' R/W), as per deed recorded in Official Records Book 2213, pages 2412 et seq. of said public records; thence South 87(degree)04'08" East along said northerly right-of-way line, a distance of 155.06 feet to the beginning of a curve concave northwesterly and having a radius of 810.00 feet; thence northeasterly along the arc of said curve and along the northerly and westerly right-of-way line of said Research Circle through a central angle of 94(degree)23'11", an arc distance of 1334.36 feet to the end of said curve, said arc being subtended by a chord having a bearing and distance of North 45(degree)44'17" East, a distance of 1188.51 feet; thence North 01(degree)27'18" West along said westerly right-of-way line, a distance of 217.62 feet to the beginning of a curve concave southwesterly and having a radius of 410.00 feet; thence northwesterly along the arc of said curve and along said westerly right-of-way line through a central angle of 41(degree)54'28", an arc distance of 299.89 feet to a point at the intersection of said westerly right-of-way line with the southeasterly right-of-way line of said Innovation Drive, said arc being subtended by a chord having a bearing and distance of North 22(degree)24'33" West, a distance of 293.25 feet; thence South 42(degree)40'31" West along said southeasterly right-of-way line, a distance of 379.00 feet to the beginning of a curve concave northwesterly and having a radius of 300.00 feet; thence southwesterly along the arc of said curve and along said southeasterly right-of-way line through a central angle of 27(degree)56'18", an arc distance of 146.28 feet to the POINT OF BEGINNING, said arc being subtended by a chord having a bearing and distance of South 56(degree)38'39" West, a distance of 144.84 feet.

Containing in aggregate 20.82 acres (907,292 square feet), more or less.

                         FIRST AMENDMENT TO CONTRACT OF
                                PURCHASE AND SALE

      THIS FIRST AMENDMENT is entered into as of this ____ day of ________, 2000, by and between Echelon International Corporation, a Florida corporation, its successors, successors-in-title, and/or assigns, as "Seller", and Regeneration Technologies, Inc., a Florida corporation, its successors and/or assigns, as "Buyer."

      WHEREAS, the parties have entered into that certain Contract of Purchase and Sale dated the 31st day of January, 2000, for the property located in Alachua County, Florida, more particularly described therein; and

      WHEREAS, Buyer and Seller have requested an amendment to the Contract of Purchase and Sale.

      NOW, THEREFORE, the Buyer and Seller agree as follows:

      1.    Exhibit "A", the Legal Description, is hereby amended to increase by
            20.82 acres of land as described on the exhibit attached hereto to and made a part hereof.

      2. Paragraph III, Section 3, is hereby amended to increase the purchase price by $624,600.00 ($30,000.00 x 20.82 acres).

      All provisions of the original Agreement not amended herein shall remain unchanged and in full force and effect. This Amendment may be executed in counterparts, via facsimile, and signed counterparts, when combined, shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have set their hands and seals this ________ day of _____________, 2000.

In the presence of:              "BUYER"

                                 REGENERATION TECHNOLOGIES, INC.,
                                 a Florida corporation


/s/ Robert W. Clark              By: /s/ Richard R. Allen
-----------------------------       -------------------------------------
                                 Printed Name: Richard R. Allen
                                              ---------------------------
                                 Its: CFO/Sec/Treas
                                     ------------------------------------
/s/ [ILLEGIBLE]
-----------------------------
As to Buyer


                                 "SELLER"

                                 ECHELON INTERNATIONAL
                                 CORPORATION, a Florida Corporation


                                 By:
-----------------------------       -------------------------------------
                                 Printed Name:
                                              ---------------------------
                                 Its:
                                     ------------------------------------

-----------------------------
As to Seller

ENG
  DENMAN &
    ASSOCIATES, INC.
--------------------------------------------------------------------------------
                        ENGINEERS o SURVEYORS o PLANNERS

February 17, 2000

Legal Description
For: Regeneration Technologies, Inc.

A portion of Government Lots 1 and 2 in Section 24, Township 8 South, Range 18 East, and being a portion of Replat of Progress Center as per plat thereof recorded in Plat Book "P". pages 48 and 49 of the Public Records of Alachua County, Florida; all lying and being in the City of Alachua, Alachua County, Florida and being more particularly described as follows:

PARCEL 1:

Commence at the northwest corner of Parcel C of Replat of Progress Center as per Plat thereof recorded in Plat Book "P", pages 48 and 49 of the Public Records of Alachua County, Florida and run thence North 87(degree)15'29" East along the northerly boundary of said Parcel C, a distance of 135.00 feet; thence South 49(degree)23'12" East along said northerly boundary, a distance of 100.76 feet to the POINT OF BEGINNING (#1); thence continue South 49(degree)23'12" East along said northerly boundary, a distance of 279.24 feet; thence North 70(degree)36'48" East along said northerly boundary, a distance of 23.73 feet to a point on the northwesterly right-of-way line of Innovation Drive (100' R/W), said point being hereinafter referred to as Point A and being on the arc of a curve concave northwesterly and having a radius of 200.00 feet; thence northeasterly along the arc of said curve and along said northwesterly right-of-way line through a central angle of 27(degree)56'18", an arc distance of 97.52 feet to the end of said curve, said arc being subtended by a chord having a bearing and distance of North 56(degree)38'39" East, 96.56 feet; thence North 42(degree)40'31" East, along said northwesterly right-of-way line, a distance of 377.75 feet to a point at the intersection of said northwesterly right-of-way line with the southerly right-of-way line of Research Circle (80' R/W), said point being on the arc of a curve concave southwesterly and having a radius of 560.00 feet; thence northwesterly along the arc of said curve, and along said southerly right-of-way line, through a central angle of 32(degree)05'54", an arc distance of 313.73 feet to the end of said curve, said arc being subtended by a chord having a bearing and distance of North 68(degree)29'48" West, 309.64 feet; thence North 84(degree)32'45" West along said southerly right-of-way line, a distance of 256.00 feet to a point at the northeasterly corner of that certain parcel of land as described in Official Records Book 2264, pages 2522 et seq. of said Public Records; thence South 05(degree)27'15" West along the easterly boundary of said parcel (OR 2264, pgs 2522 et seq.), a distance of 296.09 feet to the POINT OF BEGINNING.

TOGETHER WITH:

Commence at Point A as described above and run thence South 19(degree)23'12" East, along the easterly boundary of said Parcel C of Replat of Progress Center, and along the southwesterly end of the


             2404 NW 43RD STREET o GAINESVILLE, FLORIDA 32606-6602 o
                    TEL. (352) 373-3541 o FAX (352) 373-7249
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right-of-way of Innovation Drive (100' R/W), a distance of 100.00 feet to a point on the southeasterly right-of-way line of said Innovation Drive and the POINT OF BEGINNING (#2); thence South 70(degree)36'48" West along the easterly boundary of said Parcel C, a distance of 23.73 feet; thence South 10(degree)36'48" West along said easterly boundary, a distance of 478.17 feet to a point on the southerly boundary of said Parcel C; thence North 79(degree)23'12" West along said southerly boundary, a distance of 64.00 feet; thence North 13(degree)16'55" West along said southerly boundary, a distance of
86.41 feet; thence North 79(degree)23'12" West, a distance of 290.65 feet to the southwesterly corner of said Parcel C; thence South 02(degree)55'52" West, a distance of 624.31 feet to a point on the northerly right-of-way line of Research Circle (80' R/W), as per deed recorded in Official Records Book 2213, pages 2412 et seq. of said public records; thence South 87(degree)04'08" East along said northerly right-of-way line, a distance of 155.06 feet to the beginning of a curve concave northwesterly and having a radius of 810.00 feet; thence northeasterly along the arc of said curve and along the northerly and westerly right-of-way line of said Research Circle through a central angle of 94(degree)23'11", an arc distance of 1334.36 feet to the end of said curve, said arc being subtended by a chord having a bearing and distance of North 45(degree)44'17" East, a distance of 1188.51 feet; thence North 01(degree)27'18" West along said westerly right-of-way line, a distance of 217.62 feet to the beginning of a curve concave southwesterly and having a radius of 410.00 feet; thence northwesterly along the arc of said curve and along said westerly right-of-way line through a central angle of 41(degree)54'28", an arc distance of 299.89 feet to a point at the intersection of said westerly right-of-way line with the southeasterly right-of-way line of said Innovation Drive, said arc being subtended by a chord having a bearing and distance of North 22(degree)24'33" West, a distance of 293.25 feet; thence South 42(degree)40'31" West along said southeasterly right-of-way line, a distance of 379.00 feet to the beginning of a curve concave northwesterly and having a radius of 300.00 feet; thence southwesterly along the arc of said curve and along said southeasterly right-of-way line through a central angle of 27(degree)56'18", an arc distance of 146.28 feet to the POINT OF BEGINNING, said arc being subtended by a chord having a bearing and distance of South 56(degree)38'39" West, a distance of 144.84 feet.

Containing in aggregate 20.82 acres (907,292 square feet), more or less.